As filed with the Securities and Exchange Commission on October 11, 2000
                                                     Registration No. 333-47411


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                        POST-EFFECTIVE AMENDMENT NO. FIVE
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         --------------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
              (Formerly known as CNL Health Care Properties, Inc.)
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal Executive Offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                       (Name, Address and Telephone Number
                              of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE
                          JAMES A. BLALOCK III, ESQUIRE
                                  Shaw Pittman
                               2300 N Street, N.W.
                             Washington, D.C. 20037


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On September 18, 2000, CNL Retirement Properties, Inc. (the "Company") concluded its public offering (the "Initial Offering") of up to 15,500,000 shares of common stock (the "Shares"), including up to 500,000 Shares for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). Pursuant to Rule 429, the Company has requested that the registration of 14,000,000 of these Shares be carried forward and that $40,920 in registration fees paid with respect to the registration of these Shares be applied to the Company's second offering of 15,500,000 Shares, which includes the Shares carried forward, and commenced on September 19, 2000. In connection with the Initial Offering, the Company issued a total of 971,898 Shares, including 5,046 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the remaining 528,102 Shares registered, but not issued in connection with the Initial Offering.

         In addition, the Company registered 600,000 Soliciting Dealer Warrants and 600,000 shares of common stock issuable upon exercise of the warrants. In connection with the Initial Offering, the Company issued a total of 35,777 warrants. The Company hereby withdraws the registration of the remaining 564,223 warrants as well as 564,223 shares of common stock registered, but not issuable in connection with the Initial Offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Five to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on September 29, 2000.

                             CNL RETIREMENT PROPERTIES, INC.
                             (Registrant)


                             By:      /s/ James M. Seneff, Jr.
                                      James M. Seneff, Jr.
                                      Chairman of the Board and Chief
                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Five to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signatures                                       Title                                     Date



/s/ James M. Seneff, Jr.                            Chairman of the Board and                     September 29, 2000
---------------------------------------             Chief Executive Officer
James M. Seneff, Jr.                                (Principal Executive Officer)


/s/ Robert A. Bourne                                Director and President                        September 29, 2000
---------------------------------------             (Principal Financial and
Robert A. Bourne                                    Accounting Officer)


/s/ David W. Dunbar                                 Independent Director                          September 29, 2000
---------------------------------------
David W. Dunbar


/s/ Edward A. Moses                                 Independent Director                          September 29, 2000
---------------------------------------
Edward A. Moses


/s/ Timothy S. Smick                                Independent Director                          September 29, 2000
---------------------------------------
Timothy S. Smick

